Exhibit 99.1

Legal Disclaimer Certain oral and written statements during this presentation regarding our objectives and strategies, anticipated operating results and future events (including the Company's anticipated earnings, FFO, AFFO, dividends, and ability to identify additional acquisition candidates) are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company's actual results or events might differ materially from those projected in the forward looking statements. Additional information concerning factors that could cause actual results or events to differ materially from those forward looking statements is contained in the Company's 2005 Annual Report on Form 10-K and described from time to time in the Company's other filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors as well as other uncertainties and events.

Overview

Company Overview Regionally-focused Acquisition, development and operation of flex and industrial properties Leading owner of industrial and flex properties in our region Have acquired approximately 7 million square feet since IPO, totaling $650 million in 28 separate transactions Current portfolio includes 56 properties totaling nearly 10 million square feet Crossways Commerce Center Crossways Commerce Center

Our Markets Washington, D.C. Metro Area (Baltimore) One of the largest, strongest real estate economies in the nation Strongest job creation in the U.S. Growing private sector Federal Government spending Norfolk Area Southern Virginia (Richmond/Norfolk) Norfolk Naval Base is the largest military station in the world Port of Virginia is the fastest growing port on the East Coast Richmond is home to seven Fortune 500 companies

Strongest economy in the United States Washington, D.C. has the lowest unemployment rate among the 15 largest job markets (April 2006) Washington, D.C has outperformed the U.S. economy in every year since 1998 Source: George Mason University, School of Public Policy, Center for Regional Analysis

Beneficiary of government spending Federal Government Procurement spending has been a big driver of the area's economy for over 20 years Government spending moderates national business cycles, but the regional economy has diversified over the past 40 years Source: George Mason University, School of Public Policy, Center for Regional Analysis

Property Type and Market Share Large market for our property type 570 million square feet of flex/industrial (~$40+ billion)1 Ownership fragmentation - diverse institutional and absentee owners Excellent supply/demand characteristics Source: Delta Associates Source: Delta Associates

Advantages of Market Leadership Transaction opportunities Tenant relationships Market knowledge Operating efficiencies Pricing power Greenbrier Technology Center II

Acquisition Strategy Pursue institutional-grade properties with growth prospects Add value through hands-on management Target properties that can be converted to a higher use Take advantage of our market contacts/knowledge 2006 Acquisition target: $175M - $275M 2006 Acquisition target: $175M - $275M 2006 Acquisition target: $175M - $275M 2006 Acquisition target: $175M - $275M 2006 Acquisition target: $175M - $275M 2006 Acquisition target: $175M - $275M Linden Business Center

Internal Management/Leasing Differentiation from competition Focus on tenants' needs Local presence = Quick response Extensive contacts with brokerage/government community Property-type focus provides better information Newington Business Center Newington Business Center

Case Study: Windsor at Battlefield 154,000 s.f. property in Manassas, Virginia Acquired in December 2004 at 53% occupancy Some space had been vacant for over 3 years Now: Property is 83% leased = 8.1% return on cost Expected to generate a 10%+ return Windsor at Battlefield Windsor at Battlefield

Case Study - 1400 Cavalier Boulevard 300,000 s.f. property in Chesapeake, Virginia Located in the Cavalier Industrial Park inside the I-64 loop Acquired 94% occupied. Occupancy now 100% Renewing leases at significantly higher rents Developable land for over 100,000 sq. ft. of additional space 1400 Cavalier Boulevard

Deep local market knowledge average over 20 years of real estate experience, primarily in the Washington, D.C. area longstanding local relationships Much of the team has been together since before our IPO Experienced Management Team Doug Donatelli CEO 1997 Nick Smith CIO 1997 Skip Dawson COO 1998 Barry Bass CFO 2002 Mike Comer CAO 2003 Tim Zulick SVP, Leasing 2004 Joel Bonder General Counsel 2005

2000 Gateway Boulevard Other lease-up opportunities Moving in-place rents to market Land for over one million square feet of development Accretive acquisitions Short-Term Growth Drivers Sterling Park Business Center Sterling Park Business Center 2000 Gateway Boulevard

Financial Overview

Operating Results Since IPO 2004 2004 2004 2004 2005 2005 2005 2005 2006 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 FFO/Share $0.24 $0.25 $0.29 $0.30 $0.36 $0.39 $0.411 $0.401 $0.421 Year over year FFO/Share Growth (%) 50.0% 56.0% 41.4% 33.3% 16.7% Dividend/Share Growth (%) 5.0% 9.5% 13.0% 5.8% 5.5% 3.4% 3.3% 0%2 Same-property occupancy3 93.8% 92.2% 94.9% 94.2% 95.1% 95.6% 93.0% 93.5% 94.1% Acquired occupancy4 75.4% 89.8% 95.1% 93.7% 93.4% 94.2% 78.4% 81.7% 81.7% Quarter-End Occupancy 90.0% 91.0% 95.0% 94.0% 94.2% 94.9% 87.7% 89.3% 89.6% # of Properties 17 33 34 39 40 43 46 52 56 Square Footage (mm) 2.8 4.4 4.5 5.3 5.4 6.2 7.0 8.3 9.2 Excluding termination fee income and one-time charges. In January 2006 the Company adopted a new annual dividend policy, and expects to pay a $0.31 dividend each quarter for 2006. Same-property occupancy is the weighted-average occupancy from all properties owned for more than 4 quarters. Acquired occupancy is the weighted-average occupancy from all properties owned for less than 4 quarters.

Leasing Analysis Square Feet Absorption Tenant retention rate of 84% and 85% in 2004 and 2005 Average capital cost on renewals of $0.51/sf in 2005 Average rental rate increase on renewals of 4.2% in 2005

499 tenants in 613 leases 80% of leases are less than 15,000 square feet Smaller tenants pay an average 25% premium Tenant Mix Based on annualized rent at March 31, 2005

Strong Balance Sheet 1. Includes Q1 acquisitions. 1. Includes Q1 acquisitions.

Focused operating philosophy Leading owner in strong markets High quality assets with solid tenant base Embedded upside in existing portfolio Strong Pipeline Well-positioned balance sheet Experienced management with track record of creating value Investment Highlights